                                                                     Exhibit 2.1

                             PLAN OF REORGANIZATION
                    FROM MUTUAL SAVINGS AND LOAN ASSOCIATION
                            TO MUTUAL HOLDING COMPANY
                                       OF

                   FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
                                HAZARD, KENTUCKY

                           AS ADOPTED ON JULY 14, 2004

                                TABLE OF CONTENTS

RECITALS........................................................................  1

                                    ARTICLE I
DEFINITIONS.....................................................................  2

                                   ARTICLE II
BUSINESS PURPOSES FOR THE REORGANIZATION........................................  7

                                   ARTICLE III
CERTAIN EFFECTS OF THE REORGANIZATION; OWNERSHIP AND OPERATION OF SHC AND STOCK
BANK............................................................................  8
                  3.1      Structure............................................  8
                  3.2      Merger...............................................  8
                  3.3      Notices..............................................  9
                  3.4      Operations; Directors................................ 10
                  3.5      Retained Earnings.................................... 10
                  3.6      Stock Issuances...................................... 10

                                   ARTICLE IV
OPERATION AND OWNERSHIP OF THE STOCK BANK AND EFFECT ON RIGHTS OF MEMBERS....... 10
                  4.1      Membership Rights.................................... 10
                  4.2      Depository Accounts.................................. 10
                  4.3      Loans................................................ 11

                                    ARTICLE V
OPERATION AND OWNERSHIP OF THE MHC AND EFFECT ON RIGHTS OF MEMBERS.............. 11
                  5.1      Ownership............................................ 11
                  5.2      Management........................................... 11

                                   ARTICLE VI
CONDITIONS TO IMPLEMENTATION OF THE REORGANIZATION.............................. 12

                                   ARTICLE VII
SPECIAL MEETING OF MEMBERS...................................................... 13
                  7.1      Special Meeting...................................... 13
                  7.2      Proxy Statement...................................... 13
                  7.3      Vote Required........................................ 13
                  7.4      Effect of Approval................................... 13

                                  ARTICLE VIII
CHARTER AND BYLAWS OF THE MHC................................................... 14

                                   ARTICLE IX
CHARTER AND BYLAWS OF THE SHC AND THE STOCK BANK................................  14

            9.1   Stock  Bank...................................................  14
            9.2   SHC ..........................................................  14

                                    ARTICLE X
ACCOUNTS AND LOANS SUBSEQUENT TO THE REORGANIZATION.............................  14

            10.1  Deposit Accounts..............................................  14
            10.2  Loans  .......................................................  14

                                   ARTICLE XI
RIGHTS OF MEMBERS OF THE MHC....................................................  14

                                   ARTICLE XII
CONVERSION OF MHC TO STOCK FORM.................................................  15

            12.1  Conversion Transaction........................................  15

                                  ARTICLE XIII
TIMING OF THE REORGANIZATION....................................................  16

                                   ARTICLE XIV
MISCELLANEOUS...................................................................  16
            14.1  No Financing by Hazard........................................  16
            14.2  Interpretations Final.........................................  16
            14.3  Expenses......................................................  16
            14.4  Amendments; Termination.......................................  16

APPENDICES

A.    PLAN OF STOCK ISSUANCE
B.    PLAN OF MERGER
C.    CHARTER OF MHC
D.    BYLAWS OF MHC
E.    CHARTER OF STOCK BANK
F.    BYLAWS OF STOCK BANK
G.    CHARTER OF SHC
H.    BYLAWS OF SHC

      THIS PLAN OF REORGANIZATION is adopted by the Board of Directors of First Federal Savings and Loan Association, Hazard, Kentucky ("Hazard") on July 14, 2004, whereby Hazard proposes simultaneously to: (i) convert from a federally chartered mutual savings association to a federally chartered stock savings bank; (ii) reorganize into a mutual holding company (the "MHC") under the laws of the United States of America and the regulations of the Office of Thrift Supervision ("OTS"); whereby a mutual holding company and a federal stock corporation (the "mid-tier stock holding company") will be established; and
(iii) merge the mid-tier stock holding company with Frankfort First Bancorp, Inc. ("Bancorp").

                                    RECITALS

      WHEREAS, as a result of the Reorganization, Hazard will establish a federal mutual holding company, and all of the current ownership and voting rights of the Members of Hazard will become the rights of Members of the MHC. The Reorganization of Hazard into the mutual holding company structure includes the incorporation of a federal stock savings bank ("Stock Bank") and a mid-tier federal stock holding company ("SHC"). SHC will be a majority-owned subsidiary of the MHC so long as the MHC remains in existence, and Stock Bank will be a wholly owned subsidiary of SHC;

      WHEREAS, in adopting this Plan, the Board of Directors has determined that the Reorganization is in the best interests of Hazard and its Members. The formation of the MHC under OTS regulations present Hazard with a method of preserving the mutual form of organization, while positioning Hazard to be an active and effective participant in the rapidly changing financial services industry. Formation of SHC as a mid-tier holding company will permit the SHC to issue Capital Stock, which is a source of capital that is not available to mutual savings associations;

      WHEREAS, Hazard has the opportunity to acquire Bancorp and its subsidiary, First Federal Savings Bank, Frankfort, Kentucky ("FFSB"), which the Board of Directors believes to be an attractive opportunity for Hazard and its Members, which required prompt attention. That transaction would require creation of a stock issuing entity;

      WHEREAS, the mutual holding company provides flexibility in structuring mergers and acquisitions, including that of Bancorp and FFSB, and will give SHC the opportunity to retain acquired institutions as separate subsidiaries. Hazard would not be effecting the Reorganization at this time if it were not for the opportunity to acquire Bancorp. The MHC also will be able to acquire other types of financial institutions and make investments not now available to Hazard;

      WHEREAS, subject to the approval of the Board of Directors of the SHC and the OTS, and registration with the SEC, SHC will be authorized to issue Common Stock in one or more Minority Stock Offerings to persons other than the MHC in an aggregate amount less than 50 percent of the total outstanding shares of SHC Common Stock;

      WHEREAS, contemporaneously with or immediately following the Reorganization and subject to the approval of the OTS, the SHC intends to issue up to 49.9 percent of its Common

Stock in a combination of the Bancorp Merger and a Stock Offering pursuant to a Stock Issuance Plan adopted by the Board of Directors of Hazard on the date hereof. The Stock Issuance Plan is attached hereto as Appendix A and is incorporated herein by reference. The closing of the Stock Offering is expected to occur contemporaneously with or as soon as possible following the closing of the Reorganization; and

      WHEREAS, implementation of this Plan of Reorganization is subject to, among other conditions, the prior written approval of the OTS and the contemporaneous consummation of the Bancorp Merger and must be approved by the affirmative vote of a majority of the total number of votes eligible to be cast by Members of Hazard at the Special Meeting.

      NOW, THEREFORE, in consideration of the recitals and of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                                    ARTICLE I
                                   DEFINITIONS

      When used in this Plan of Reorganization, the following terms shall have the meanings specified:

      Associate. "Associate," when used to indicate a relationship with any Person, shall mean:

      (a) any corporation or organization (other than Hazard or a majority-owned subsidiary of Hazard, SHC or the MHC) of which such Person is a senior officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities; and

      (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that the term "Associate" does not include any Employee Plan in which a Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and

      (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Director or Officer of Hazard, any of its subsidiaries, the SHC or the MHC.

      Bancorp. "Bancorp" shall mean Frankfort First Bancorp, Inc., a Delaware corporation.

      Bancorp Merger. "Bancorp Merger" shall mean the merger of Bancorp into SHC, in which, among other things, the SHC will issue stock and pay cash to former Bancorp shareholders, and through which FFSB will become a wholly owned subsidiary of the SHC.

      Capital Stock. "Capital Stock" shall mean any and all authorized shares of common stock, par value $.01 per share, of the SHC.

      Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      Common Stock. "Common Stock" shall mean all of the shares of Capital Stock offered and sold by the SHC in the Stock Offering, or issued in the Bancorp Merger or to the MHC contemporaneously with or immediately following the Reorganization pursuant to the Bancorp Merger or the Stock Issuance Plan, which Common Stock will not be insured by the FDIC or any other government agency.

      Community Offering. "Community Offering" shall mean the offering for sale of shares of Common Stock to certain members of the general public under the terms of the Stock Issuance Plan concurrently with or after completion of the Subscription Offering, to the extent shares of Common Stock remain available after satisfying all subscriptions received in the Subscription Offering and after the shares set aside for issuance in the Bancorp Merger.

      Conversion Transaction. Defined in Section 12.1 hereof.

      Deposit Account. "Deposit Account" shall mean any demand deposits, certificates of deposit, or other deposits or savings accounts, including money market deposit accounts and negotiable order of withdrawal accounts, offered by Hazard and owned by a Member.

      Director. "Director" shall mean a member of the Board of Directors of Hazard, but does not include an advisory director, honorary director, director emeritus or person holding a similar position unless such person is otherwise performing functions similar to those of a member of the Board of Directors of Hazard.

      Effective Date of the Reorganization. "Effective Date of the Reorganization" shall mean the date and time at which all of the conditions to the Reorganization are satisfied.

      Eligible Account Holder. "Eligible Account Holder" shall mean the holder of a Qualifying Deposit of Hazard on the Eligibility Record Date.

      Eligibility Record Date. "Eligibility Record Date" shall mean June 30,
2003.

      Employee Plans. "Employee Plans" shall mean any employee stock benefit plans, MRPs and Stock Option Plans approved by the Board of Directors of Hazard or the SHC.

      Employee Stock Benefit Plan. "Employee Stock Benefit Plan" shall mean any defined benefit plan or defined contribution plan of Hazard, the SHC or the MHC, [other than an MRP,] such as an employee stock ownership plan, employee stock bonus plan, profit sharing plan or other plan, which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Code.

      FDIC. "FDIC" shall mean the Federal Deposit Insurance Corporation.

      FFSB. "FFSB" shall mean First Federal Savings Bank, Frankfort, Kentucky.

      Hazard. "Hazard" shall mean First Federal Savings and Loan Association, Hazard, Kentucky, a federal mutual savings association, including where appropriate any successor savings bank resulting from a conversion from a federal mutual savings association to a federal stock savings bank.

      HOLA. "HOLA" shall mean the Home Owners' Loan Act, as amended.

      Interim. "Interim" shall mean Hazard Stock Savings Bank, a transitory federal stock savings bank being formed to effect the Merger.

      Members. "Members" shall mean all persons or entities who qualify as members of Hazard as of the close of business on the Voting Record Date pursuant to Hazard's articles of incorporation or bylaws as in effect prior to the Reorganization. When referring to Members of the MHC, the term Members means (i) members of Hazard who become members of the MHC as a result of the Reorganization; and (ii) persons who become depositors of the Stock Bank after the Reorganization.

      Merger. "Merger" shall mean the merger of Interim with and into the Stock Bank, with the Stock Bank being the surviving organization, pursuant to the terms of the Plan of Merger.

      MHC. "MHC" shall mean the federally chartered mutual holding company resulting from the Reorganization, which shall be known as First Federal MHC.

      Minority Stock Issuance Application. "Minority Stock Issuance Application" shall mean the Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Hazard Holding Company to be submitted by Hazard to the OTS for approval.

      Minority Stock Offerings. "Minority Stock Offerings" shall mean one or more offerings of less than 50 percent in the aggregate of the outstanding Common Stock of the SHC to persons other than the MHC.

      MRPs. "MRPs" shall mean any management recognition plan(s) established by Hazard or the SHC to induce certain Directors, Officers and employees of Hazard and FFSB to continue their service with the company following the Reorganization through awards of Capital Stock in accordance with the terms and conditions of the Stock Issuance Plan and the documents establishing the MRPs.

      Notice. "Notice" shall mean the Notice of Hazard Holding Company Reorganization to be submitted by Hazard to the OTS to notify the OTS of the Reorganization, which will include the Proxy Statement.

      Officer. "Officer" shall mean an executive officer of Hazard, which includes the Chairman of the Board, President, Vice Presidents, Secretary, Treasurer or principal financial officer, Comptroller or principal accounting officer, and any other person performing similar functions.

      OTS. "OTS" shall mean the Office of Thrift Supervision or any successor thereto.

      OTS's Mutual Holding Company Regulations. "OTS's Mutual Holding Company Regulations" means the regulations of the OTS governing mutual holding company formations, as set forth at 12 C.F.R. Part 575.

      Other Members. "Other Members" shall mean Members of Hazard (other than Eligible Account Holders and Supplemental Eligible Account Holders) as of the close of business on the Voting Record Date.

      Person. "Person" shall mean an individual, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or a government or any political subdivision thereof.

      Plan of Merger. "Plan of Merger" shall mean the Plan of Merger between Stock Bank and Hazard, which is attached hereto as Appendix B.

      Plan of Reorganization. "Plan of Reorganization" shall mean this Plan of Reorganization, as adopted by the Board of Directors of Hazard, and as may be subsequently amended from time to time, under the terms of which the Reorganization will occur.

      Prospectus. "Prospectus" shall mean the prospectus forming part of the Registration Statement.

      Proxy Statement. "Proxy Statement" shall mean the materials utilized by Hazard to solicit proxies in connection with the vote by Members on the Plan of Reorganization at the Special Meeting.

      Qualifying Deposit. "Qualifying Deposit" shall mean the total of the deposit balances of the Deposit Accounts of an Eligible Account Holder or Supplemental Eligible Account Holder in Hazard as of the close of business on the Eligibility Record Date or, in the case of a Supplemental Eligible Account Holder, the Supplemental Eligibility Record Date, provided that Deposit Accounts of an Eligible Account Holder or Supplemental Eligible Account Holder with total deposit balances of less than $50 shall not constitute a Qualifying Deposit.

      Registration Statement. "Registration Statement" shall mean the Registration Statement of SHC filed with the SEC under the Securities Act of 1933 for purposes of registering Capital Stock of SHC to be issued pursuant to the Stock Issuance Plan.

      Reorganization. "Reorganization" shall mean the Reorganization of Hazard into the MHC form of ownership, which includes, among other things the organization of the SHC as a subsidiary of the MHC, and Stock Bank as a subsidiary of SHC, pursuant to the Plan of Reorganization.

      SEC. "SEC" shall mean the Securities and Exchange Commission.

      Special Meeting. "Special Meeting" shall mean the special meeting of Members of Hazard called for the purpose of submitting this Plan of Reorganization for approval.

      Stock Bank. "Stock Bank" shall mean the federally chartered stock savings bank resulting from the Reorganization as a continuation of Hazard, which savings bank will be a wholly-owned subsidiary of the SHC following the Reorganization.

      SHC. "SHC" shall mean Kentucky First Federal Bancorp, Inc., a federally chartered MHC subsidiary holding company, or any permitted assignee thereof or successor thereto, which will own 100% of the shares of the Stock Bank, and in turn be not less than 50.1 percent owned by MHC.

      Stock Issuance Plan. "Stock Issuance Plan" shall mean the Stock Issuance Plan attached hereto as Appendix A, under which the SHC shall offer for sale (or issue in the Bancorp Merger) up to 49.9 percent of its Common Stock.

      Stock Offering. "Stock Offering" shall mean the offering of the Common Stock to Persons other than the MHC, on a priority basis as set forth in the Stock Issuance Plan, which offering is expected to occur concurrently with or as soon as possible following the Reorganization. Certain shares of such Common Stock offered may, however, be set aside for issuance in the Bancorp Merger. Shares sold, plus shares issued in the Bancorp Merger, may not exceed 49.9% of the Common Stock outstanding. The remaining outstanding shares must be held by the MHC.

      Stock Option Plan. "Stock Option Plan" shall mean any stock option plan adopted by Hazard or SHC providing for grants of options to purchase Capital Stock to Directors, Officers and employees of Hazard, the SHC and the MHC and their other subsidiaries in accordance with the terms and conditions of the Stock Issuance Plan and the documents establishing the Stock Option Plan.

      Subscription Offering. "Subscription Offering" shall mean the offering of shares of Common Stock to the Eligible Account Holders, Employee Stock Benefit Plans, Supplemental Eligible Account Holders, Other Members of Hazard, and Directors, Officers and employees of Hazard pursuant to the terms of the Stock Issuance Plan.

      Supplemental Eligibility Record Date. "Supplemental Eligibility Record Date" shall mean the last day of the calendar quarter preceding the approval of the Stock Issuance Plan by the OTS.

      Supplemental Eligible Account Holder. "Supplemental Eligible Account Holder" shall mean the holder of a Qualifying Deposit in Hazard (other than an Officer or Director or their Associates) on the Supplemental Eligibility Record Date.

      Syndicated Community Offering. "Syndicated Community Offering" shall mean the best-efforts offering by broker-dealers who will offer shares of Common Stock to members of the general public, to the extent shares of Common Stock remain available after satisfying all subscriptions received in the Subscription Offering, shares set aside for issuance in the Bancorp Merger and all orders received in the Community Offering and accepted by the SHC.

      Voting Record Date. "Voting Record Date" shall mean the date fixed by the Board of Directors of Hazard for determining the Members of Hazard eligible to vote on the Plan of Reorganization at the Special Meeting, which date shall not be less than 10 nor more than 60 days prior to the date of the Special Meeting without the prior approval of the OTS.

                                   ARTICLE II
                    BUSINESS PURPOSES FOR THE REORGANIZATION

      Hazard has several business purposes for undertaking the Reorganization.

      (a) The Reorganization will structure Hazard in the stock form, which is used by commercial banks, most major commercial enterprises and most savings banks and savings associations. Formation of the SHC as a subsidiary of the MHC will permit the SHC to issue Capital Stock, which is a source of capital not available to mutual savings associations. This new capital will support Hazard's future growth and expanded operations as business needs dictate. The ability to attract new capital will enhance Hazard's ability to effect future acquisitions and investments, as well as increase the capabilities of Hazard to address the needs of the communities it serves.

      (b) Hazard's mutual form of ownership will be preserved in the MHC structure. As a mutual organization, the MHC will at all times indirectly control at least a majority of the Common Stock of the Stock Bank so long as the MHC remains in existence. The Reorganization will enable Hazard to achieve the benefits of a stock company without a loss of control that often follows standard conversions from mutual to stock form.

      (c) Hazard is committed to being a community-oriented institution, and the Board of Directors believes that the MHC structure is best suited for this purpose. The Reorganization will not foreclose the opportunity of the MHC to convert from the mutual-to-stock form of organization in the future.

      (d) Formation of a mutual holding company also is expected to facilitate diversification of Hazard's activities. The expansion opportunities presented to Hazard by the possibility of the Bancorp Merger led the Directors to a determination that the restructuring would be appropriate at this time, so as to facilitate the Bancorp Merger. Hazard would not be effecting the Reorganization at this time if the Bancorp Merger were not approved and effected as part of the Reorganization.

      (e) Contemporaneously with or immediately following the Reorganization, the SHC expects to issue up to 49.9 percent of its Common Stock in connection with the Bancorp Merger and in the Stock Offering at an aggregate price determined by an independent appraisal. The sale of Common Stock will provide the SHC with new equity capital, which will facilitate the Bancorp Merger and support future deposit growth and expanded operations of Hazard, FFSB and any other subsidiaries. The ability to sell Capital Stock also will enable the SHC to increase its capital in response to changes in the regulatory capital requirements of the banking agencies. The sale of Capital Stock, together with the accumulation of earnings, after payment of any dividends, from year to year, will provide a means for the orderly preservation and expansion of the SHC's capital base, and allows flexibility to respond to sudden and unanticipated capital needs.

      (f) The ability of the SHC to issue Capital Stock also will enable the SHC to establish stock-based benefit plans for management and employees, including an employee stock ownership plans, and will benefit the Members and the shareholders of SHC by creating employee incentives based on corporate and stock performance.

                                   ARTICLE III
                     CERTAIN EFFECTS OF THE REORGANIZATION;
                  OWNERSHIP AND OPERATION OF SHC AND STOCK BANK

      3.1 Structure. The Reorganization will include the incorporation of Stock Bank, a federal savings bank that will be 100% owned by the SHC. SHC in turn will be a majority-owned subsidiary of the MHC at all times so long as the MHC remains in existence.

      3.2 Merger. (a) The Reorganization will be effected in the following manner, or in any other manner approved by the OTS that is consistent with the purposes of this Plan of Reorganization and applicable law.

      The Reorganization will be effected as follows:

                  (i) Hazard will organize an interim stock savings bank as a wholly owned subsidiary ("Interim One");

                  (ii) Interim One will organize a stock corporation as a wholly owned subsidiary (the "Holding Company");

                  (iii) Interim One will organize an interim federal savings bank as a wholly owned subsidiary ("Interim Two");

                  (iv) Hazard will convert its charter to a federal stock savings bank charter and Interim One will exchange its charter for a federal mutual holding company charter to become the MHC;

                  (v) sequentially with step (iv), Interim Two will merge with and into the Stock Bank with the Stock Bank as the resulting institution;

                  (vi)  former members of Hazard will become members of the MHC;

                  (vii) MHC will transfer 100% of the issued common stock of the Stock Bank to the Holding Company in a capital distribution;

                  (viii) the Holding Company will issue a majority of its common stock to the MHC. Prior to the Effective Date of the Reorganization, the Board of Directors of the Savings Bank may specify that the structure of the transactions contemplated by the Plan be revised; provided, however, that such revised structure shall not (i) change the intended federal income tax consequences of the transactions contemplated by the Plan or (ii) materially impede or delay the receipt of any required regulatory approval;

                  (ix) Bancorp would merge into SHC with SHC surviving. In connection with the Bancorp Merger, shareholders of Bancorp would receive cash and shares of SHC; and

                  (x) As a result of the Bancorp Merger, FFSB would become a sister corporation of Stock Bank. After the Reorganization MHC would own greater than 50 percent of the stock of SHC. The public and the former shareholders of Bancorp would own less than 50 percent of the stock of SHC.

      (b) Upon completion of the Reorganization, the legal existence of Hazard will not terminate, but the Stock Bank will be a continuation of Hazard, and all property of Hazard including its right, title, and interest in and to all property of any kind and nature, interest and asset of every conceivable value or benefit then existing or pertaining to Hazard (other than any assets of Hazard transferred to the MHC or the SHC in connection with Section 3.2(a)(1) above), or which would inure to Hazard immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed, will vest in the Stock Bank. The Stock Bank will have, hold, and enjoy the same in its right and fully and to the same extent as the same was possessed, held, and enjoyed by Hazard. The Stock Bank will continue to have, succeed to, assume and be responsible for all the rights, liabilities and obligations of Hazard and will maintain its headquarters operations at Hazard's location at 479 Main Street, Hazard, Kentucky.

      (c) As a result of the transactions set forth above, (i) the Stock Bank will be a wholly-owned subsidiary of SHC, which will in turn be a wholly-owned subsidiary of the MHC until shares of Common Stock are issued pursuant to the Bancorp Merger and under the Stock Issuance Plan, at which time the SHC will be a majority owned subsidiary of the MHC, and (ii) the former members of Hazard will become members of the MHC.

      3.3 Notices. Hazard shall submit to the OTS the following notices, and any others as required by the OTS: (i) the Notice; (ii) Application for Approval of Minority Stock Issuance; (iii) Application for establishment of SHC (OTS Form H-(e)(1)); and (iv) Application for SHC to acquire by merger, Bancorp (OTS Form H-(e)(3). Upon filing the Notice, Hazard shall publish a "Notice of Filing of Application for Mutual Holding Company Reorganization" in a newspaper of general circulation in [each] community in which Hazard has an office. Hazard shall prominently display a copy of the Notice in [each of] its offices. Copies of the Plan of Reorganization shall be made available for inspection at [each] office of Hazard. Hazard likewise shall comply with the publication and routing requirements for the other application and notices.

      3.4 Operations; Directors. Upon completion of the Reorganization, the Stock Bank will be authorized to exercise any and all powers, rights and privileges of, and shall be subject to all limitations applicable to, a capital stock savings bank chartered under federal law. The initial Board of Directors of the Stock Bank will be the existing Board of Directors of Hazard. Thereafter, the holder of the shares of the Stock Bank's voting stock will elect the Stock Bank's Board of Directors as provided in its Charter and Bylaws. It is expected that present management of Hazard will continue as the management of the Stock Bank following the Reorganization.

      3.5 Retained Earnings. The Reorganization will not result in any reduction in the amount of retained earnings (other than the assets of Hazard contributed to the MHC and the SHC pursuant to Section 3.2), undivided profits, and general loss reserves that Hazard had prior to the Reorganization. Such retained earnings and general loss reserves will be accounted for by the MHC, SHC and the Stock Bank on a consolidated basis in accordance with generally accepted accounting principles.

      3.6   Stock Issuances.

      (a) Following the Reorganization, the SHC will have the power to issue shares of its capital stock to persons other than the MHC. So long as the MHC is in existence, however, the MHC will be required to own at least a majority of the Common Stock of the SHC. The SHC will in turn wholly own the Stock Bank.

      (b) The SHC will be authorized to undertake the Bancorp Merger and one or more Minority Stock Offerings together aggregating less than 50 percent of the total outstanding Common Stock. The SHC expects to offer for sale in the Stock Offering and issue in the Bancorp Merger up to 49.9 percent of its Common Stock contemporaneously with or immediately upon completion of the Reorganization, subject to approval of the OTS, and effectiveness with the SEC of the Registration Statement.

                                   ARTICLE IV
                  OPERATION AND OWNERSHIP OF THE STOCK BANK AND
                           EFFECT ON RIGHTS OF MEMBERS

      4.1 Membership Rights. Upon the Effective Date of the Reorganization, the voting, ownership and liquidation rights of the Members of Hazard will become the rights of Members of the MHC, subject to the conditions specified below.

      4.2 Depository Accounts. Each deposit account in Hazard at the Effective Date of the Reorganization will become, without payment, a deposit account in the Stock Bank in the same amount and upon the same terms and conditions, except that the holder of each such deposit account will have ownership and membership rights with respect to the MHC rather than the Stock Bank for so long as such holder maintains a deposit account with the Stock Bank as specified in Article V below. All insured deposit accounts of Hazard that are transferred to the Stock Bank will continue to be federally insured up to the legal maximum by the FDIC in the same manner as deposit accounts existing in Hazard immediately prior to the Reorganization. Any new deposit accounts established with the Stock Bank after the Reorganization will create member and liquidation rights in the MHC and will be federally insured up to the legal maximum by the FDIC.

      4.3 Loans. All loans and other borrowings from Hazard shall retain the same status with the Stock Bank after the Reorganization as they had with Hazard immediately prior to the Reorganization. Certain Borrowers are members of Hazard by virtue of a borrowing relationship with Hazard. Accordingly, certain borrowers of the Stock Bank shall be members of the MHC after the Reorganization solely by means of such borrowing relationship after the Reorganization.

                                    ARTICLE V
                     OPERATION AND OWNERSHIP OF THE MHC AND
                           EFFECT ON RIGHTS OF MEMBERS

      5.1 Ownership. Depositors who have membership or liquidation rights with respect to Hazard under its existing charter immediately prior to the Reorganization shall continue to have such rights solely with respect to the MHC after the Reorganization so long as such persons remain depositors of the Stock Bank following the Reorganization. In addition, all persons who become depositors of the Stock Bank following the Reorganization will have membership and liquidation rights with respect to the MHC. The rights and powers of the MHC will be defined by the MHC's charter and bylaws and by the statutory and regulatory provisions applicable to federal mutual holding companies.

      5.2 Management. Following the Reorganization, the members of the Board of Directors of Hazard will become the members of the Board of Directors of the MHC. Thereafter, the directors of the MHC will be elected by the Members of the MHC, who will consist of the former Members of Hazard and all persons who become depositors of the Stock Bank after the Reorganization. It is expected initially that management of the MHC will consist of certain senior management persons of Hazard and Bancorp.

                                   ARTICLE VI
               CONDITIONS TO IMPLEMENTATION OF THE REORGANIZATION

      Consummation of the Reorganization is expressly conditioned upon the prior occurrence of the following:

      (a) The Plan of Reorganization is approved by at least a majority of the Board of Directors of Hazard.

      (b)   The Notice is filed with the OTS and either:

            (i) The OTS has given written notice of its intent not to disapprove the Reorganization; or

            (ii) Sixty days have passed since the OTS received the Notice and deemed it complete under 516.210 or 516.220 of the OTS regulations, and the OTS has not given written notice that the Reorganization is disapproved or extended for an additional 30 days the period during which disapproval may be issued.

      (c)   Hazard has received the approval of the OTS for:

            (i)   the Stock Offering;

            (ii)  the establishment of the SHC; and

            (iii) the Bancorp Merger.

      (d) The Plan of Reorganization is submitted to Members pursuant to a Proxy Statement and form of proxy approved in advance by the OTS and the Plan of Reorganization is approved by a majority of the total number of votes eligible to be cast by Members of Hazard at the Special Meeting.

      (e) All necessary approvals have been obtained from the OTS in connection with the adoption of the charter and bylaws of the MHC, the SHC and the Stock Bank and the Merger, and all conditions specified or otherwise imposed by the OTS in connection with such matters have been satisfied.

      (f) Hazard has received either a private letter ruling of the Internal Revenue Service or an opinion of Hazard's counsel or public accounting firm as to the federal income tax consequences of the Reorganization to the MHC, the Stock Bank, Hazard and the Members.

      (g) Hazard has received either a private letter ruling from the Kentucky Department of Revenue or an opinion of Hazard's counsel or public accounting firm as to the Kentucky tax consequences of the Reorganization to the MHC, the Stock Bank, Hazard and the Members.

      (h) The Bancorp Merger has received the Bancorp shareholders' approval, and there shall be no reason known to Hazard which would otherwise prevent the Bancorp Merger.

      (i)   The Registration Statement has been declared effective by the SEC.

                                   ARTICLE VII
                           SPECIAL MEETING OF MEMBERS

      7.1 Special Meeting. Upon receipt of OTS approval of the Notice, Minority Stock Issuance Application, the establishment of the SHC and the Bancorp Merger, Hazard shall convene a Special Meeting to approve the Plan of Reorganization in accordance with Hazard's mutual articles of incorporation and bylaws and the requirements of the OTS's Mutual Holding Company Regulations.

      7.2 Proxy Statement. Promptly after receipt of the approvals referenced in Section 7.1 above and at least 20 but not more than 45 days prior to the Special Meeting, Hazard shall distribute proxy solicitation materials to all Members and beneficial owners of Deposit Accounts held in fiduciary capacities where the beneficial owners possess voting rights, as of the Voting Record Date, pursuant to the terms of Hazard's mutual articles of incorporation and bylaws.

            (a) The proxy solicitation materials shall include the Proxy Statement to be used in connection with such solicitation and other documents authorized for use by the regulatory authorities and may also include a copy of this Plan of Reorganization, the Stock Issuance Plan and/or the Prospectus.

            (b) Hazard also shall advise each Eligible Account Holder and Supplemental Eligible Account Holder not entitled to vote at the Special Meeting of the proposed Reorganization and the scheduled Special Meeting, and provide a postage prepaid card on which to indicate whether he or she wishes to receive the Prospectus, if the Subscription Offering is not held concurrently with the proxy solicitation.

      7.3 Vote Required. Pursuant to the OTS's Mutual Holding Company Regulations, an affirmative vote of a majority of the total number of votes eligible to be cast by the Members at the Special Meeting is required for approval of the Plan of Reorganization. Voting may be in person or by proxy. Hazard may not utilize a proxy that has been previously obtained from a Member to vote on matters to be presented at the Special Meeting. The OTS shall be promptly notified of the actions of the Members.

      7.4 Effect of Approval. By voting in favor of the adoption of the Plan of Reorganization, the Members will be voting in favor of (a) the adoption by the Stock Bank of its federal capital stock savings bank charter and bylaws, which are attached hereto as Appendix E and F, respectively, (b) the adoption by the SHC of its charter and bylaws, which are attached hereto as Appendix G and H, respectively, (c) the adoption by the MHC of its charter and bylaws which are attached hereto as Appendix C and D, respectively; and (d) and the Plan of Merger, which is attached hereto as Appendix B.

                                  ARTICLE VIII
                          CHARTER AND BYLAWS OF THE MHC

      As part of the Reorganization, the MHC will be chartered under the name "First Federal MHC." Copies of the proposed charter and bylaws of the MHC are attached hereto as Appendix C and D, respectively, and are made a part of the Plan of Reorganization. By their approval of the Plan of Reorganization, the Board of Directors of Hazard has approved and adopted the charter and bylaws of the MHC.

                                   ARTICLE IX
                              CHARTER AND BYLAWS OF
                           THE SHC AND THE STOCK BANK

      9.1 Stock Bank. As part of the Reorganization, charter and bylaws of the Stock Bank shall be adopted to authorize the Stock Bank to operate as a federal capital stock savings bank. Copies of the proposed charter and bylaws of the Stock Bank are attached hereto as Appendix E and F, respectively, and are made part of this Plan of Reorganization.

      9.2 SHC. As part of the Reorganization, charter and bylaws of SHC shall be adopted to authorize SHC to operate as an MHC subsidiary holding company. Copies of the proposed charter and bylaws of SHC are attached hereto as Appendix G and H, respectively, and are made part of this Plan of Reorganization.

                                    ARTICLE X
               ACCOUNTS AND LOANS SUBSEQUENT TO THE REORGANIZATION

      10.1 Deposit Accounts. Upon completion of the Reorganization, each Person having a Deposit Account at Hazard prior to Reorganization will continue to have a Deposit Account at the Stock Bank in the same amount and subject to the same terms and conditions (except for voting and liquidation rights) as in effect prior to the Reorganization. Hazard intends at this time to continue to be a member of the Federal Home Loan Bank System and all of its insured savings deposits will continue to be insured by the FDIC through the Savings Association Insurance Fund to the extent provided by applicable law.

      10.2 Loans. All loans shall retain the same status with the Stock Bank after the Reorganization as they had with Hazard prior to the Reorganization.

                                   ARTICLE XI
                          RIGHTS OF MEMBERS OF THE MHC

      Following the Reorganization, all persons who had membership or liquidation rights with respect to Hazard as of the Effective Date of the Reorganization will continue to have such rights solely with respect to the MHC. All existing proxies granted by Members of Hazard to the Board of Directors of Hazard shall automatically become proxies granted to the Board of Directors of the MHC. In addition, all persons who become depositors of the Stock Bank subsequent to the Reorganization also will have membership and liquidation rights with respect to the MHC. In each case, no person who ceases to be the holder of a Deposit Account with the Stock Bank shall have any membership or liquidation rights with respect to the MHC.

                                   ARTICLE XII
                         CONVERSION OF MHC TO STOCK FORM

      12.1  Conversion Transaction.

      Following the completion of the Reorganization, the MHC may elect to convert to stock form in accordance with applicable law and regulation (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction will occur, and the Board of Directors has no present intent or plan to undertake a Conversion Transaction. If the Conversion Transaction does not occur, the MHC will continue to own a majority of the Common Stock of the Holding Company.

      In a Conversion Transaction, the MHC would merge with and into the Stock Bank or the Holding Company (at the discretion of the MHC), and certain depositors of the Stock Bank would receive the right to subscribe for a number of shares of common stock of the new stock holding company formed in connection with the Conversion Transaction, as determined by the formula set forth in the following paragraphs. The additional shares of Common Stock of the new Holding Company issued in the Conversion Transaction would be sold at their aggregate pro forma market value determined by an independent appraisal.

      Any Conversion Transaction shall be fair and equitable to minority stockholders of SHC ("Minority Stockholders"). In any Conversion Transaction, Minority Stockholders, if any, will be entitled to maintain the same percentage ownership interest in the new Holding Company after the Conversion Transaction as their ownership interest in the Holding Company immediately prior to the Conversion Transaction (i.e., the Minority Ownership Interest), subject only to the adjustments (if required by federal or state law, regulation, or regulatory policy) to reflect the market value of assets of the MHC (other than common stock of the Holding Company).

      At the sole discretion of the Board of Directors of the MHC and the Holding Company, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax laws, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Stockholders as set forth in the preceding paragraphs.

      A Conversion Transaction would require the approval of applicable federal regulators and would be presented to a vote of the members of the MHC. Under current OTS policy, if a Conversion Transaction were to occur, the transaction would also require the approval of a majority of the holders of the Common Stock, other than the MHC. In addition, federal regulatory policy requires that in any Conversion Transaction the members of the MHC will be accorded the same stock purchase priorities as if the MHC were a mutual savings association converting to stock form.

                                  ARTICLE XIII
                          TIMING OF THE REORGANIZATION

      Hazard intends to consummate the Reorganization as soon as feasible following the receipt of all required regulatory approvals. As a stock subsidiary of the MHC, following the Reorganization, SHC will be authorized to undertake one or more Minority Stock Offerings. Subject to the approval of the OTS, and the status of the Registration Statement, SHC intends to commence the Stock Offering concurrently with the proxy solicitation of Members.

      Hazard may close the Stock Offering before the Special Meeting, provided that the offer and sale of the Common Stock shall be conditioned upon approval of the Plan of Reorganization by the Members at the Special Meeting.

      The Stock Offering shall be conducted pursuant to the Stock Issuance Plan in compliance with the OTS securities offering regulations contained in 12 C.F.R. 563g and otherwise in accordance with law.

                                   ARTICLE XIV
                                  MISCELLANEOUS

      14.1 No Financing by Hazard. Hazard will not knowingly offer or sell Common Stock to any person whose purchase would be financed by funds loaned, directly or indirectly, to the person by Hazard.

      14.2 Interpretations Final. All interpretations of this Plan of Reorganization and application of its provisions to particular circumstances by a majority of the Board of Directors of Hazard shall be final, subject to the authority of the OTS.

      14.3 Expenses. Hazard shall use its best efforts to ensure that expenses incurred in connection with the Reorganization are reasonable.

      14.4  Amendments; Termination.

      (a) This Plan of Reorganization may be substantively amended by the Board of Directors of Hazard as a result of comments from regulatory authorities or otherwise prior to the solicitation of proxies from the Members to vote on the Plan of Reorganization and at any time thereafter with the concurrence of the OTS.

      (b) This Plan of Reorganization may be terminated by the Board of Directors of

Hazard at any time prior to the Special Meeting and at any time thereafter with the concurrence of the OTS.

      (c) In its discretion, the Board of Directors may modify or terminate the Plan of Reorganization upon the order of the regulatory authorities or to conform to new mandatory regulations of the OTS, without a resolicitation of proxies or another meeting of the Members only if the OTS concurs that such resolicitation is not required. However, any material amendment of the terms of the Plan of Reorganization that relate to the Reorganization that occurs after the Special Meeting shall require a resolicitation of Members.

      (d) The Plan of Reorganization shall be terminated if the Reorganization is not completed within 24 months from the date upon which the Members approve the Plan of Reorganization, and such period may not be extended by Hazard.

                     FEDERAL MUTUAL HOLDING COMPANY CHARTER
                                       FOR
                               FIRST FEDERAL MHC

      Section 1. Corporate title. The name of the mutual holding company hereby chartered is First Federal MHC (the "Mutual Company").

      Section 2. Duration. The duration of the Mutual Company is perpetual.

      Section 3. Purpose and powers. The purpose of the Mutual Company is to pursue any or all of the lawful objectives of a federal mutual savings and loan holding company chartered under section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all of the express, implied, and incidental powers conferred thereby and all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the "OTS").

      Section 4. Capital. The Mutual Company shall have no capital stock.

      Section 5. Members. All holders of the savings, demand or other authorized accounts of First Federal Savings and Loan Association (the "Association") are members of the Mutual Company. In consideration of all questions requiring action by the members of the Mutual Company, each holder of an account in the Association shall be permitted to cast one vote for each $100, or fraction thereof, of the withdrawal value of the member's account. No member, however, shall cast more than 1,000 votes.

      Section 6. Directors. The Mutual Company shall be under the direction of a board of directors. The authorized number of directors shall not be fewer than five nor more than fifteen, as fixed in the Mutual Company's bylaws, except that the number of directors may be decreased to a number less than five or increased to a number greater than fifteen with the prior approval of the Director of the OTS or his or her delegate.

      Section 7. Capital, surplus, and distribution of earnings. The Mutual Company shall distribute net earnings to account holders of the Association on such basis and in accordance with such terms and conditions as may from time to time be authorized by the Director of the OTS; provided, however, that the Mutual Company may establish minimum-balance requirements for account holders to be eligible for distribution of earnings.

      All holders of accounts of the Association shall be entitled to equal distribution of assets of the Mutual Company, pro rata to the value of their accounts in the Association, in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Mutual Company.

      Section 8. Amendment of Charter. Adoption of any pre-approved charter amendment shall be effective after such pre-approved amendment has been submitted to and approved by the members at a legal meeting. Any other amendment, addition, change or repeal of this charter must be approved by the OTS prior to approval by the members at a legal meeting, and shall be effective upon filing with the OTS in accordance with regulatory procedures.

Attest:                                      FIRST FEDERAL MHC

___________________________________          ___________________________________
Roy L. Pulliam, Jr.                          Tony D. Whitaker
Corporate Secretary                          Chairman of the Board and President

Attest:                                      Office of Thrift Supervision


___________________________________          By:________________________________
Secretary
Office of Thrift Supervision

                                             EFFECTIVE DATE:____________________

                                     BYLAWS
                                       OF
                               FIRST FEDERAL MHC

      1. Annual meeting of members. The annual meeting of the members of the Mutual Company for the election of directors and for the transaction of any other business of the Mutual Company shall be held, as designated by the board of directors, at a location within the state that constitutes the principal place of business of the Mutual Company, or at any other convenient place the board of directors may designate, on a day and time that is within 150 days after the end of the Mutual Company's fiscal year. At each annual meeting, the officers shall make a full report of the financial condition of the Mutual Company and of its progress for the preceding year and shall outline a program for the succeeding year. Annual meetings shall be conducted by the chairman of the annual meeting in accordance with the written procedures agreed to by the board of directors.

      2. Special meetings of members. Special meetings of the members of the Mutual Company may be called at any time by the president or the majority of the board of directors and shall be called by the president or the secretary upon the written request of members of record, holding in the aggregate at least 10% or more of the voting capital of the Mutual Company. For purposes of this
Section 2, voting capital shall mean the maximum number of votes eligible to be cast at a legal meeting of members as determined at the most recent practicable date. Such written request shall state the purpose of the meeting and shall be delivered at the principal place of business of the Mutual Company addressed to the chairman of the board. The business which may be brought before and acted upon at any special meeting shall be limited to those matters specified by the board of directors or, in the case of a special meeting called by the members pursuant to this Section 2, those matters specified by such members in the written request delivered to the chairman of the board or the secretary. Special meetings shall be conducted by the chairman of the special meeting in accordance with written procedures agreed to by the board of directors.

      3. Notice of meeting of members. Notice of each annual or special meeting shall be either published once a week for the two successive calendar weeks (in each instance on any day of the week) immediately prior to the week in which such meeting shall convene, in a newspaper printed in the English language and of general circulation in the city or county in which the principal place of business of the Mutual Company is located, or mailed postage-prepaid at least 15 days and not more than 45 days prior to the date on which such meeting shall convene, to each of its members of record at the last address appearing on the books of the Mutual Company. Such notice shall state the name of the Mutual Company, the place of the meeting, the date and time when it shall convene, and the matters to be considered. A similar notice shall be posted in a conspicuous place in each of the offices of First Federal Savings and Loan Association (the "Association") during the 14 days immediately preceding the date on which such meeting shall convene. If any member, in person or by authorized attorney, shall waive in writing notice of any meeting of members, notice thereof need not be given to such member. When any meeting is adjourned for 30 days or more, notice of the adjournment and reconvening of the meeting shall be given as in the case of the original meeting.

      4. Fixing of record date. For the purpose of determining members entitled to notice of or to vote at any meeting of members or any adjournment thereof, or in order to make a determination of members for any other proper purpose, the board of directors shall fix in advance a record date for any such determination of members. Such date shall be not more than 60 days nor fewer than 10 days prior to the date on which the action, requiring such determination of members, is to be taken. The member entitled to participate in any such action shall be the member of record on the books of the Mutual Company on such record date. The number of votes which each member shall be entitled to cast at any meeting of the members shall be determined from the books of the Mutual Company as of such record date. Any member of such record date who ceases to be a member prior to such meeting shall not be entitled to vote at that meeting. The same determination shall apply to any adjourned meeting.

      5. Member quorum. Any number of members present and voting, represented in person or by proxy, at a regular or special meeting of the members shall constitute a quorum. A majority of all votes cast at any meeting of the members shall determine any question, unless otherwise required by regulation. Directors, however, are elected by a plurality of the votes cast at an election of directors. At any adjourned meeting, any business may be transacted which might have been transacted at the meeting as originally called. Members present at a duly constituted meeting may continue to transact business until adjournment.

      6. Voting by proxy. Voting at any annual or special meeting of the members may be by proxy pursuant to the rules and regulations of the Office of Thrift Supervision (the "OTS"), provided, that no proxies shall be voted at any meeting unless such proxies shall have been placed on file with the secretary of the Mutual Company, for verification, prior to the convening of such meeting. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the member. All proxies with a term greater than eleven months or solicited at the expense of the Mutual Company must run to the board of directors as a whole, or to a committee appointed by a majority of such board. Accounts held by an administrator, executor, guardian, conservator or receiver may be voted in person or by proxy by such person. Accounts held by a trustee may be voted by such trustee either in person or by proxy, in accordance with the terms of the trust agreement, but no trustee shall be entitled to vote accounts without a transfer or such accounts into the trustee name. Accounts held in trust in an IRA or Keogh Account, however, may be voted by the Mutual Company if no other instructions are received. Joint accounts shall be entitled to no more than 1,000 votes, and any owner may cast all the votes unless the Mutual Company has otherwise been notified in writing.

      7. Communication between members. Communication between members shall be subject to any applicable rules or regulations of the OTS. No member, however, shall have the right to inspect or copy any portion of any books or records of the Mutual Company or the Association containing: (i) a list of depositors in or borrowers from the Association; (ii) their addresses; (iii) individual deposit or loan balances or records; or (iv) any data from which such information could reasonably be constructed.

      8. Number of directors. The number of directors of the Mutual Company shall be [ ], except where authorized by the OTS. Each director shall be a member of the Mutual Company. Directors shall be elected for periods of one to three years and until their successors are elected and qualified, but if a staggered board is chosen, provision shall be made for the election of approximately one-third or one-half of the board each year, as appropriate.

      9. Meetings of the board. The board of directors shall meet at least annually at the principal place of business of the Mutual Company at an hour and date fixed by resolution of the board, provided that the place of meeting may be changed by the directors. Special meetings of the board may be held at any place specified in a notice of such meeting and shall be called by the secretary upon the written request of the chairman of the board or of three directors. All special meetings shall be held upon at least 24 hours written notice to each director unless notice is waived in writing before or after such meeting. Such notice shall state the place, date, time, and purposes of such meeting. A majority of the authorized directors shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board. Action may be taken without a meeting if unanimous written consent is obtained for such action.

      Members of the board of directors may participate in meetings by means of conference telephone or in similar communications equipment by which all persons participating in the meeting can hear and speak to each other.

      The meetings shall be under the direction of a chairman, appointed annually by the board, or in the absence of the chairman, the meetings shall be under the direction of another member designated by the Board. Regular and special meetings of the board shall be conducted in accordance with the rules determined by the chairman.

      10. Officers, employees and agents. Annually at the meeting of the board of directors of the Mutual Company following the annual meeting of the members of the Mutual Company, the board of directors shall elect a president, one or more vice presidents, a secretary, and a treasurer or comptroller; provided, that the offices of president and secretary may not be held by the same person and a vice president may also be the treasurer or comptroller. The board may appoint such additional officers, employees and agents as it may from time to time determine, including a chairman of the board as well as a chief executive officer. The term of office of all officers shall be one year or until their respective successors are elected and qualified. Any officer may be removed at any time by the board with or without cause, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed. In the absence of designation from time to time of powers and duties by the board, the officers shall have such powers and duties as generally pertain to their respective offices.

      11. Vacancies, resignation or removal of directors. Members of the Mutual Company shall elect directors by ballot; provided, that in the event of a vacancy on the board between meetings of members, the board of directors may, by their affirmative vote, fill such vacancy, even if the remaining directors constitute less than a quorum. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the members. Any director may resign at any time by sending a written notice of such resignation to the office of the Mutual Company delivered to the secretary. Unless otherwise specified therein such resignation shall take effect upon receipt by the secretary. More than three consecutive absences from regular meetings of the board, unless excused by resolution of the board, shall automatically constitute a resignation, effective when such resignation is accepted by the board.

      At a meeting of members called expressly for that purpose, directors or the entire board may be removed, only with cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

      12. Integrity of Directors. A person is not qualified to serve as a director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

      13.   Powers of the board. The board of directors shall have the power:

            (a) By resolution, to appoint from among its members and remove an executive committee, which committee shall have and may exercise the powers of the board between the meetings of the board, but no such committee shall have the authority of the board to amend the charter or bylaws, adopt a plan of merger, consolidation, dissolution, or provide for the disposition of all or substantially all of the property and assets of the Mutual Company. Such committee shall not operate to relieve the board, or any member thereof, of any responsibility imposed by law;

            (b) To appoint and remove by resolution the members of such other committees as may be deemed necessary and prescribe the duties thereof;

            (c) To fix the compensation of directors, officers, and employees; and to remove any officer or employee at any time with or without cause;

            (d) To extend leniency and indulgence to borrowing members who are in distress and generally to compromise and settle any debts and claims;

            (e)   To limit payments on capital which may be accepted;

            (f)   To reject an application for an account or membership; and

            (g) To exercise any and all of the powers of the Mutual Company not expressly reserved by the charter to the members.

      14. Execution of instruments, generally. All documents and instruments or writings of any nature shall be signed, executed, verified, acknowledged, and delivered by such officers, agents, or employees of the Mutual Company or any one of them and in such manner as from time to time may be determined by resolution of the board. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Mutual Company whatsoever shall be signed by such officer or officers or such agent or agents of the Mutual Company and in such manner as the board may from time to time determine. Endorsements for deposit to the credit of the Mutual Company in any of its duly authorized depositories shall be made in such manner as the board may from time to time determine. Proxies to vote with respect to shares or accounts of other associations or stock of other corporations owned by, or standing in the name of, the Mutual Company may be executed and delivered from time to time on behalf of the Mutual Company by the president and the secretary of the Mutual Company or by any other persons so authorized by the board.

      15. Nominating committee. The chairman, at least 30 days prior to the date of each annual meeting, shall appoint a nominating committee of three persons who are members of the Mutual Company. Such committee shall make nominations for directors in writing and deliver to the secretary such written nominations at least 15 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 15-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Provided such committee is appointed and makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by members are made in writing and delivered to the secretary of the Mutual Company at least 10 days prior to the date of the annual meeting, which nominations shall then be posted in a prominent place in the principal place of business for the 10-day period prior to the date of the annual meeting, except in the case of a nominee substituted as a result of death or other incapacity. Ballots bearing the names of all persons nominated by the nominating committee and by other members prior to the annual meeting shall be provided for use by the members at the annual meeting. If at any time the chairman shall fail to appoint such nominating committee, or the nominating committee shall fail or refuse to act at least 15 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any member and shall be voted upon.

      16. New business. Any new business to be taken up at the annual meeting, including any proposal to increase or decrease the number of directors of the Mutual Company, shall be stated in writing and filed with the secretary of the Mutual Company at least 30 days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting; but no other proposal shall be acted upon at the annual meeting. Any member may make any other proposal at the annual meeting and the same may be discussed and considered; but unless stated in writing and filed with the secretary 30 days before the meeting, such proposal shall be laid over for action at an adjourned, special, or regular meeting of the members taking place at least 30 days thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of the reports of officers and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

      17. Seal. The seal shall be two concentric circles between which shall be the name of the Mutual Company. The year of incorporation, the word "incorporated," or an emblem may appear in the center.

      18. Indemnification. The Mutual Company shall indemnify all officers, directors and employees of the Mutual Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Mutual Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

      19. Amendment. Adoption of any bylaw amendment pursuant to Section 544.5 of the OTS's regulations, as long as consistent with applicable law, rules and regulations, and which adequately addresses the subject and purpose of the stated bylaw section, shall be effective after: (i) approval of the amendment by a majority vote of the authorized board, or by a vote of the members of the Mutual Company at a legal meeting, and (ii) receipt of any applicable regulatory approval. When the Mutual Company fails to meet its quorum requirement, solely due to vacancies on the board, the bylaws may be amended by an affirmative vote of a majority of the sitting board.

              FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

                                     CHARTER

         SECTION 1. CORPORATE TITLE. The full corporate title of the institution is First Federal Savings and Loan Association of Hazard (the "Association").

         SECTION 2. OFFICE. The home office shall be located in Hazard, Kentucky.

         SECTION 3.  DURATION.  The duration of the Association is perpetual.

         SECTION 4. PURPOSE AND POWERS. The purpose of the Association is to pursue any or all of the lawful objectives of a Federal savings association chartered under section 5 of the Home Owners' Loan Act and to exercise all of the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision (the "OTS").

         SECTION 5. CAPITAL STOCK. The total number of shares of all classes of the capital stock that the Association has the authority to issue is one thousand (1,000), of which nine hundred (900) shares shall be common stock, par value $0.01 per share, and of which one hundred (100) shares shall be serial preferred stock, par value $0.01 per share. The shares may be issued from time to time as authorized by the Board of Directors without the approval of the shareholders, except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Association. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted to the Association), labor, or services actually performed for the Association, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the board of directors of the Association, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Association that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

         Except for the shares issued in the initial organization of the Association or in connection with the conversion of the Association from the mutual to stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Association other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

         Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share; provided, that this restriction on voting separately by class or series shall not apply:

         (i) to any provision that would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

         (ii) to any provision that would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Association with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Association if the preferred stock is exchanged for securities of such other corporation; provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the OTS, or the Federal Deposit Insurance Corporation;

         (iii) to any amendment that would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment that increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving savings bank in a merger or consolidation for the Association, shall not be considered to be such an adverse change.

         A description of the different classes and series (if any) of the Association's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

         A. COMMON STOCK. Except as provided in this Section 5 (or in any supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder and there shall be no right to cumulate votes in an election of directors.

         Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

         In the event of any liquidation, dissolution, or winding up of the Association, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Association available for distribution remaining after: (i) payment or provision for payment of the Association's debts and liabilities;
(ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Association. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

         B. PREFERRED STOCK. The Association may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

         (i) the distinctive serial designation and the number of shares constituting such series;

         (ii) the dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

         (iii) the voting powers, full or limited, if any, of shares of such series;

         (iv) whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

         (v) the amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Bank;

         (vi) whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

         (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Association and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

         (viii) the price or other consideration for which the shares of such series shall be issued; and

         (ix) whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

         Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

         The Board of Directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

         Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the Board of Directors, the Association shall file with the Secretary of the OTS a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

         SECTION 6. PREEMPTIVE RIGHTS. Holders of the capital stock of the Association shall not be entitled to preemptive rights with respect to any shares of the Association that may be issued.

         SECTION 7. DIRECTORS. The Association shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the Association's bylaws, shall not be fewer than five (5) nor more than fifteen
(15), except when a greater or lesser number is approved by the Director of the OTS, or his or her delegate.

         SECTION 8. Notwithstanding anything contained in the Association's charter or bylaws to the contrary, for a period of five (5) years from the date of an initial minority stock offering of shares of common stock of Kentucky First Federal Bancorp, Inc., the following provisions shall apply:

         A. BENEFICIAL OWNERSHIP LIMITATIONS. No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of an equity security of the Association. This limitation shall not apply to First Federal, MHC or Kentucky First Federal Bancorp, Inc., a transaction in which the Association forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan that is exempt from the approval requirements under 574.3(c)(1)(vii) of the OTS's regulations.

         In the event shares are acquired in violation of this Section 8, all shares beneficially owned by any person in excess of ten percent (10%) shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

         For the purposes of this Section 8, the following definitions apply.

         (A) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Association.

         (B) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

         (C) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

         (D) The term "security" includes non-transferable subscription rights issued pursuant to a plan of stock issuance as well as a "security" as defined in 15 U.S.C. ss. 78c(a)(10).

         (E) The term "acting in concert" means (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

         B. CALL FOR SPECIAL MEETINGS. Special meetings of stockholders relating to changes in control of the Association or amendments to its charter shall be called only upon direction of the Board of Directors.

         SECTION 9. DEPOSIT ACCOUNTS. In any situation in which the priority of the accounts of the Association is in controversy, all such accounts shall, to the extent of their withdrawable value, be debts of the Association having at least as high a priority as the claims of general creditors of the Association not having priority (other than any priority arising or resulting from consensual subordination) over other general creditors of the Association.

         SECTION 10. AMENDMENT OF CHARTER. Except as provided in Section 5 hereof, no amendment addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the Board of Directors of the Association, approved by the stockholders by a majority of the total votes eligible to be cast at a legal meeting, unless a higher vote is otherwise required, and approved or preapproved by the OTS.

                                          FIRST FEDERAL SAVINGS AND
                                          LOAN ASSOCIATION OF HAZARD



Attest:                                   By:
       --------------------------------      -----------------------------------
       Roy L. Pulliam, Jr.                   Tony D. Whitaker
       Secretary of the Association          Chairman of the Board and President


                                             OFFICE OF THRIFT SUPERVISION



Attest:                                   By:
       --------------------------------      -----------------------------------
       Secretary of the Office of            Director of the Office of Thrift
       Thrift Supervision                     Supervision



Effective Date:
               ------------------------

              FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF HAZARD

                                     BYLAWS

                             ARTICLE I - HOME OFFICE

         The home office of First Federal Savings and Loan Association of Hazard (the "Association") shall be located at Main & Lovern Streets, Hazard, in the County of Perry, in the Commonwealth of Kentucky.

                            ARTICLE II - SHAREHOLDERS

         SECTION 1. PLACE OF MEETINGS. All annual and special meetings of shareholders shall be held at the home office of the Association or at such other convenient place as the Board of Directors may determine.

         SECTION 2. ANNUAL MEETING. A meeting of the shareholders of the Association for the election of directors and for the transaction of any other business of the Association shall be held annually within 150 days after the end of the Association's fiscal year on such date as the Board of Directors may determine.

         SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision (the "OTS") or the Federal Stock Charter of the Association, may be called at any time by the chairman of the board, the president, or a majority of the Board of Directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of ten percent or more of all the outstanding capital stock of the Association entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered at the home office of the Association addressed to the chairman of the board, the president, or the secretary.

         SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted by the chairman of the annual or special meeting in accordance with the written procedures agreed to by the Board of Directors. The Board of Directors shall designate, when present, either the chairman of the board or one of its members to preside at such meetings.

         SECTION 5. NOTICE OF MEETINGS. Written notice stating the place, day and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Association as of the record date prescribed in Section 6 of this Article II with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

         SECTION 6. FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

         SECTION 7. VOTING LISTS. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Association shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Association and shall be subject to inspection by any shareholder of record or the shareholder's agent at any time during usual business hours for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the Board of Directors may elect to follow the procedures prescribed in ss. 552.6(d) of the OTS's regulations as now or hereafter in effect.

         SECTION 8. QUORUM. A majority of the outstanding shares of the Association entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

         SECTION 9. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of

Directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

         SECTION 10. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership stands in the name of two or more persons, in the absence of written directions to the Association to the contrary, at any meeting of the shareholders of the Association, any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the Association if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Association nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Association, shall be voted at any meeting, or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 12. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the Board of Directors may appoint any person other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the Board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by regulations of the OTS, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

         SECTION 13. NOMINATING COMMITTEE. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Association. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Association at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Association. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

         SECTION 14. NEW BUSINESS. Any new business to be taken up at the annual meeting of shareholders shall be stated in writing and filed with the secretary of the Association at least five days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting; but no other proposal shall be acted upon the annual meeting. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered but unless stated in writing and filed with the secretary at least five days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place 30 days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

         SECTION 15. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter thereof.

                        ARTICLE III - BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the Association shall be under the direction of its Board of Directors. The Board of Directors shall annually elect a chairman of the board from among its members and, when present, the chairman of the board shall preside at its meetings. If the chairman of the board is not present, the directors present shall select one of its members to preside at its meetings.

         SECTION 2. NUMBER AND TERM. The Board of Directors shall consist of [______] (__) members and shall be divided into three classes [AS NEARLY EQUAL IN NUMBER AS POSSIBLE]. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

         SECTION 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The Board of Directors may provide by resolution, the time and place, for holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of conference telephone or similar communications device by which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

         SECTION 4. QUALIFICATION. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Association unless the Association is a wholly owned subsidiary of a holding company.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board or one-third of the directors. The persons authorized to call special meetings of the Board of Directors may fix any place, within the Association's normal lending territory, as the place for holding any special meeting of the Board of Directors called by such persons.

         Members of the Board of Directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person for all purposes.

         SECTION 6. NOTICE. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram, or when the Association receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 7. QUORUM. A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

         SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by regulation of the OTS or by these bylaws.

         SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Association addressed to the chairman of the board. Unless otherwise specified, such resignation shall take effect upon receipt thereof by the chairman of the board. More than three consecutive absences from regular meetings of the Board of Directors, unless excused by resolution of the Board of Directors, shall automatically constitute a resignation, effective when such resignation is accepted by the Board of Directors.

         SECTION 11. VACANCIES. Any vacancy occurring on the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected to serve only until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

         SECTION 12. COMPENSATION. Directors, as such, may receive a stated fee for their services. By resolution of the Board of Directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Members of either standing or special committees may be allowed such compensation for attendance at committee meetings as the Board of Directors may determine.

         SECTION 13. PRESUMPTION OF ASSENT. A director of the Association who is present at a meeting of the Board of Directors at which action on any bank matter is taken shall be presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Association within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

         SECTION 14. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

         For purposes of this section, removal for cause includes, as defined in 12 C.F.R. ss.563.39, or any successor regulation enacted by the OTS, "personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, [or a] willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order."

         SECTION 15. INTEGRITY OF DIRECTORS. A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

                   ARTICLE IV - EXECUTIVE AND OTHER COMMITTEES

         SECTION 1. APPOINTMENT. The Board of Directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law or regulation.

         SECTION 2. AUTHORITY. The executive committee, when the Board of Directors is not in session, shall have and may exercise all of the authority of the Board of Directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the Board of Directors with reference to: the declaration of dividends; the amendment of the charter or bylaws of the Association, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Association otherwise than in the usual and regular course of its business; a voluntary dissolution of the Association; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

         SECTION 3. TENURE. Subject to the provisions of Section 8 of this
Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the Board of Directors following his or her designation and until a successor is designated as a member of the executive committee.

         SECTION 4. MEETINGS. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

         SECTION 5. QUORUM. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

         SECTION 6. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

         SECTION 7. VACANCIES. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full Board of Directors.

         SECTION 8. RESIGNATIONS AND REMOVAL. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Association. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 9. PROCEDURE. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure, which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors for its information at the meeting held next after the proceedings shall have occurred.

         SECTION 10. OTHER COMMITTEES. The Board of Directors may by resolution establish an audit, loan, or other committee composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Association and may prescribe the duties, constitution, and procedures thereof.

                              ARTICLE V - OFFICERS

         SECTION 1. POSITIONS. The officers of the Association shall be a president, one or more vice presidents, a secretary, and a treasurer or comptroller, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the chairman of the board as an officer. The offices of the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The Board of Directors may designate one or more vice presidents as executive vice president or senior vice president. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Association may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Association shall be elected annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation, or removal in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contractual rights. The Board of Directors may authorize the Association to enter into an employment contract with any officer in accordance with regulations of the Office; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article V.

         SECTION 3. REMOVAL. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Association will be served thereby, but such removal, other than for cause, shall be without prejudice to any contractual rights, if any, of the person so removed.

         For purposes of this section, removal for cause includes, as defined in 12 C.F.R. ss.563.39 or any successor regulation enacted by the Office, removal because of the officer's "personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, [or, a] willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order."

         SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the Board of Directors.

               ARTICLE VI - CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. CONTRACTS. To the extent permitted by regulations of the Office, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee or agent of the Association to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Association. Such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the Association and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Association shall be signed by one or more officers, employees, or agents of the Association in such manner as shall from time to time be determined by the Board of Directors.

         SECTION 4. DEPOSITS. All funds of the Association not otherwise employed shall be deposited from time to time to the credit of the Association in any duly authorized depositories as the Board of Directors may select.

            ARTICLE VII - CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of capital stock of the Association shall be in such form as shall be determined by the Board of Directors and approved by the Office. Such certificates shall be signed by the chief executive officer or by any other officer of the Association authorized by the Board of Directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Association itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Association. All certificates surrendered to the Association for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in the case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Association as the Board of Directors may prescribe.

         SECTION 2. TRANSFER OF SHARES. Transfer of shares of capital stock of the Association shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Association. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name the shares of capital stock stand on the books of the Association shall be deemed by the Association to be the owner for all purposes.

                           ARTICLE VIII - FISCAL YEAR

         The fiscal year of the Association shall end on the 30th day of June of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

                             ARTICLE IX - DIVIDENDS

         Subject only to the terms of the Association's charter and the regulations and orders of the Office, the Board of Directors may, from time to time, declare, and the Association may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X - CORPORATE SEAL

         The Board of Directors shall provide a Bank seal, which shall be two concentric circles between which shall be the name of the Association. The year of incorporation or an emblem may appear in the center.

                             ARTICLE XI - AMENDMENTS

         These bylaws may be amended in a manner consistent with regulations of the OTS and shall be effective after: (i) approval of the amendment by a majority vote of the authorized Board of Directors, or by a majority vote of the votes cast by the shareholders of the Association at any legal meeting; and (ii) receipt of any applicable regulatory approval. If the Association fails to meet its quorum requirements solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.

                          ARTICLE XII - INDEMNIFICATION

         The Association shall indemnify its directors, officers and employees in accordance with the following requirements:

         SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION. (A) The following definitions apply for purposes of this Article XII:

         (i) Action. The term "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal or otherwise, including any appeal or other proceeding for review.

         (ii) Court. The term "court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought.

         (iii) Final judgment. The term "final judgment" means a judgment, decree or order that is not appealable or as to which the period for appeal has expired with no appeal taken.

         (iv) Settlement. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.

         (B) References in this Article XII to any individual or other person, including any savings bank, shall include legal representatives, successors and assigns thereof.

         SECTION 2. INDEMNIFICATION. Subject to Sections 3 and 7 of this Article XII, the Association shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer or employee of the Association for:

         (A) any amount for which that person becomes liable under a judgment in such action; and

         (B) reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this Article XII if he or she attains a favorable judgment in such enforcement action.

         SECTION 3. REQUIREMENTS FOR INDEMNIFICATION. Indemnification shall be made to such person under Section 2 of this Article XII only if:

         (A)      final judgment on the merits is in his or her favor; or

         (B)      in case of:

                  (i)   settlement;

                  (ii)  final judgment against him or her; or

                  (iii) final judgment in his or her favor, other than on the merits,

                  if a majority of the disinterested directors of the Association determines that he or she was acting in good faith within the scope of his or her employment or authority as he or she could have reasonably perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Association or its shareholders.

However, no indemnification shall be made unless the Association gives the OTS at least sixty (60) days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement and any disposition of the matter by a court. Such notice, a copy thereof and a certified copy of the resolution containing the required determination by the Board shall be sent to the District Director of the OTS, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the Director of the OTS advises the Association in writing, within such notice period, of his or her objection thereto.

         SECTION 4. INSURANCE. The Association may obtain insurance to protect it and its directors, officers and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts committed in their capacity as directors, officers or employees. However, the Association may not obtain insurance that provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

         SECTION 5. PAYMENT OF EXPENSES. If a majority of the directors of the Association conclude that, in connection with an action, any person ultimately may become entitled to indemnification under this Article XII, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this Section 5 shall prevent the directors of the Association from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the Association. Before making advance payment of expenses under this Section 5, the Association shall obtain an agreement that the Association will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

         SECTION 6. EXCLUSIVENESS OF PROVISIONS. The Association shall not indemnify any person referred to in Section 2 of this Article XII or obtain insurance referred to in Section 4 of this Article XII other than in accordance with this Article XII.

         SECTION 7. STATUTORY LIMITATION. The indemnification provided for in
Section 2 of this Article XII is subject to and qualified by 12
U.S.C.ss.1821(k).

                 FEDERAL MHC SUBSIDIARY HOLDING COMPANY CHARTER
                                       FOR
                         KENTUCKY FIRST FEDERAL BANCORP

                           SECTION 1. CORPORATE TITLE.

      The full corporate title of the MHC subsidiary holding company is Kentucky First Federal Bancorp (the "Holding Company").

                               SECTION 2. DOMICILE

      The domicile of the Holding Company is in the city of Hazard, in the Commonwealth of Kentucky.

                              SECTION 3. DURATION.

      The duration of the Holding Company is perpetual.

                         SECTION 4. PURPOSE AND POWERS.

      The purpose of the Holding Company is to pursue any or all of the lawful objectives of a federal mutual holding company chartered under Section 10(o) of the Home Owners' Loan Act, 12 U.S.C. 1467a(o), and to exercise all the express, implied, and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to all lawful and applicable rules, regulations, and orders of the Office of Thrift Supervision ("OTS").

                            SECTION 5. CAPITAL STOCK.

      The total number of shares of all classes of the capital stock which the Holding Company has authority to issue is twenty-five million shares (25,000,000), of which twenty million shares (20,000,000) shall be common stock, par value $.01 per share, and of which five million shares (5,000,000) shall be preferred stock, par value $.01 per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of shareholders except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Holding Company. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor, or services actually performed for the Holding Company, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the

Board of Directors of the Holding Company, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the retained earnings of the Holding Company that is transferred to common stock or paid-in capital accounts upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

      Except for the initial offering of shares of the Holding Company, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the Holding Company other than as part of a general public offering or as qualifying shares to a director, unless their issuance or the plan under which they would be issued has been approved by a majority of the total votes eligible to be cast at a legal meeting.

      Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share: provided, that this restriction on voting separately by class or series shall not apply:

      (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

      (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the Holding Company with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the Holding Company if the preferred stock is exchanged for securities of such other corporation; provided, that no provision may require such approval for transactions undertaken with the assistance or pursuant to the direction of the OTS or the Federal Deposit Insurance Corporation;

      (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving Holding Company in a merger or consolidation for the Holding Company, shall not be considered to be such an adverse change.

      A description of the different classes and series (if any) of the Holding Company's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows:

      A. Common Stock. Except as provided in this Section 5 (or in any supplementary sections thereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder and there shall be no right to cumulate votes in an election of directors.

            Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, or retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

            In the event of any liquidation, dissolution, or winding up of the Holding Company, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the Holding Company available for distribution remaining after: (i) payment or provision for payment of the Holding Company's debts and liabilities; (ii) distributions or provision for distributions in settlement of a liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the Holding Company. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock.

      B. Preferred Stock. The Holding Company may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

            (a) The distinctive serial designation and the number of shares constituting such series;

            (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

            (c) The voting powers, full or limited, if any, of the shares of such series;

            (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

            (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Holding Company;

            (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

            (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the Holding Company and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

            (h) The price or other consideration for which the shares of such series shall be issued; and

            (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

      Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

      The Board of Directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into series, and, within the limitations set forth in this section and the remainder of this charter, fix and determine the relative rights and preferences of the shares of any series so established.

      Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the Board of Directors, the Holding Company shall file with the Secretary to the OTS a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof.

            SECTION 6. CERTAIN PROVISIONS APPLICABLE FOR FIVE YEARS.

      Notwithstanding anything contained in the Holding Company's charter or bylaws to the contrary, for a period of five years from the date of an initial minority stock offering of shares of common stock of the Holding Company, the following provisions shall apply:

      A. Beneficial Ownership Limitation. No person other than First Federal, MHC shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10 percent of any class of any equity security of the Holding Company. This limitation shall not apply to a transaction in which the Holding Company forms a holding company in conjunction with conversion, or thereafter, if such formation is without change in the respective beneficial ownership interests of the Holding Company's shareholders other than pursuant to the exercise of any dissenter and appraisal rights, the purchase of shares by underwriters in connection with a public offering, or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirements under Section 574.3(c)(1)(vi) of the OTS's Regulations.

            In the event shares are acquired in violation of this Section 6, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the shareholders for a vote.

      For the purposes of this Section 6, the following definitions apply:

            (i) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Holding Company.

            (ii) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

            (iii) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

            (iv) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

      B. Call for Special Meetings. Special meetings of shareholders relating to changes in control of the Holding Company or amendments to its charter shall be called only at the direction of the Board of Directors.

                          SECTION 7. PREEMPTIVE RIGHTS.

      Holders of the capital stock of the Holding Company are not entitled to preemptive rights with respect to any shares of the Holding Company that may be issued.

                              SECTION 8. DIRECTORS.

      The Holding Company shall be under the direction of a Board of Directors. The authorized number of directors, as stated in the Holding Company's bylaws, shall be not be fewer than five nor more than 15 except when a greater or lesser number is approved by the Director of the OTS, or his or her delegate.

                        SECTION 9. AMENDMENT OF CHARTER.

      Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is proposed by the Board of Directors of the Holding Company, approved by the shareholders by a majority of the votes eligible to be cast at a legal meeting, unless a higher vote is otherwise is required, and approved or preapproved by the OTS.

                                          KENTUCKY FIRST FEDERAL BANCORP

Attest:

____________________________               _____________________________________
Roy L. Pulliam, Jr.                        Tony D. Whitaker
Corporate Secretary                        Chairman of the Board and President

Attest:                                    Office of Thrift Supervision

____________________________               By: _________________________________
Secretary
Office of Thrift Supervision

                                           EFFECTIVE DATE:

                                    BYLAWS OF
                         KENTUCKY FIRST FEDERAL BANCORP

                             ARTICLE I. HOME OFFICE

      The home office of Kentucky First Federal Bancorp (the "Subsidiary Holding Company") is 479 Main Street, Hazard, Kentucky, in the County of Perry, in the Commonwealth of Kentucky.

                            ARTICLE II. SHAREHOLDERS

      Section l. Place of Meetings. All annual and special meetings of shareholders shall be held at the home office of the Subsidiary Holding Company or at such other convenient place as the board of directors may determine.

      Section 2. Annual Meeting. A meeting of the shareholders of the Subsidiary Holding Company for the election of directors and for the transaction of any other business of the Subsidiary Holding Company shall be held annually within 150 days after the end of the Subsidiary Holding Company's fiscal year on such date as the board of directors may determine.

      Section 3. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Office of Thrift Supervision ("OTS") or the Federal Stock Charter of the Subsidiary Holding Company, may be called at any time by the chairman of the board, the president or a majority of the board of directors, and shall be called by the chairman of the board, the president or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Subsidiary Holding Company entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home office of the Subsidiary Holding Company addressed to the chairman of the board, the president or the secretary.

      Section 4. Conduct of Meetings. Annual and special meetings shall be conducted by the person designated by the board of directors to preside at such meetings in accordance with the written procedures agreed to by the board of directors. The board of directors shall designate, when present, either the chairman of the board or such other person as designated by the board of directors to preside at such meetings.

      Section 5. Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 50 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the mail, addressed to the shareholder at the address as it appears on the stock transfer books or records of the Subsidiary Holding Company as of the record date prescribed in Section 6 of this Article II, with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

      Section 6. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

      Section 7. Voting Lists. At least 20 days before each meeting of the shareholders, the officer or agent having charge of the stock transfer books for shares of the Subsidiary Holding Company shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Subsidiary Holding Company and shall be subject to inspection by any shareholder of record or the shareholder's agent at any time during usual business hours, for a period of 20 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any shareholder of record or any shareholder's agent during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

      In lieu of making the shareholder list available for inspection by shareholders as provided in the preceding paragraph, the board of directors may elect to follow the procedures prescribed in Section 552.6(d) of the OTS's Regulations as now or hereafter in effect.

      Section 8. Quorum. A majority of the outstanding shares of the Subsidiary Holding Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number of shareholders voting together or voting by classes is required by law or the charter. Directors, however, are elected by a plurality of the votes cast at an election of directors.

      Section 9. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies may be given telephonically or electronically as long as the holder uses a procedure for verifying the identity of the shareholder. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

      Section 10. Voting of Shares in the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Subsidiary Holding Company to the contrary, at any meeting of the shareholders of the Subsidiary Holding Company any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

      Section 11. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but no trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name. Shares held in trust in an IRA or Keogh Account, however, may be voted by the Subsidiary Holding Company if no other instructions are received. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

      A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

      Neither treasury shares of its own stock held by the Subsidiary Holding Company, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Subsidiary Holding Company, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

      Section 12. No Cumulative Voting. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder. No holder of such shares shall be entitled to cumulative voting for any purpose.

      Section 13. Inspectors of Election. In advance of any meeting of shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the board or the president.

      Unless otherwise prescribed by regulations of the OTS, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

      Section 14. Nominating Committee. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Subsidiary Holding Company. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Subsidiary Holding Company at least 30 days prior to the date of the annual meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure was made. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Subsidiary Holding Company. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 20 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

      Section 15. New Business. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary at least 30 days before the date of the annual meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or such public disclosure was made, and all business so stated, proposed and filed shall be considered at the annual meeting so long as such business relates to a proper subject matter for shareholder action. Any shareholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least 30 days before the meeting, such proposal shall be laid over for action at an adjourned, special or annual meeting of the shareholders taking place 30 days or more thereafter. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposed to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and (b) the name and address of such shareholder and the class and number of shares of the Subsidiary Holding Company which are owned of record or beneficially by such shareholder. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

      Section 16. Informal Action by Shareholders. Any action required to be taken at a meeting of shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if consent in writing, setting forth the action so taken, shall be given by all of the shareholders entitled to vote with respect to the subject matter thereof.

                         ARTICLE III. BOARD OF DIRECTORS

      Section l. General Powers. The business and affairs of the Subsidiary Holding Company shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board from among its members and, when present, the chairman of the board shall preside at its meetings. If the chairman of the board is not present, the board shall select one of its members to preside at its meeting.

      Section 2. Number and Term. The board of directors shall consist of seven members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

      Section 3. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw following the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, for the holding of additional regular meetings without other notice than such resolution. Directors may participate in a meeting by means of a conference telephone or similar communications device through which all persons participating can hear each other at the same time. Participation by such means shall constitute presence in person for all purposes.

      Section 4. Qualification. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Subsidiary Holding Company unless the Subsidiary Holding Company is a wholly owned subsidiary of a holding company.

      Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board or by one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

      Members of the board of directors may participate in special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear and speak to each other. Such participation shall constitute presence in person for all purposes.

      Section 6. Notice. Written notice of any special meeting shall be given to each director at least 24 hours prior thereto when delivered personally or by telegram, or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, when delivered to the telegraph company if sent by telegram or when the Subsidiary Holding Company receives notice of delivery if electronically transmitted. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

      Section 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

      Section 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the OTS or by these bylaws.

      Section 9. Action Without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

      Section 10. Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Subsidiary Holding Company addressed to the chairman of the board. Unless otherwise specified, such resignation shall take effect upon receipt by the chairman of the board. More than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the board of directors, shall automatically constitute a resignation, effective when such resignation is accepted by the board of directors.

      Section 11. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

      Section 12. Compensation. Directors, as such, may receive a stated fee for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine.

      Section 13. Presumption of Assent. A director of the Subsidiary Holding Company who is present at a meeting of the board of directors at which action on any Subsidiary Holding Company matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Subsidiary Holding Company within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

      Section 14. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director may be removed only for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the Charter or supplemental sections thereto, the provisions of this section shall apply, in respect to the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

      Section 15. Integrity of Directors. A person is not qualified to serve as a director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

                   ARTICLE IV. EXECUTIVE AND OTHER COMMITTEES

      Section l. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation.

      Section 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the Charter or bylaws of the Subsidiary Holding Company, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Subsidiary Holding Company otherwise than in the usual and regular course of its business; a voluntary dissolution of the Subsidiary Holding Company; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

      Section 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

      Section 4. Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than one day's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

      Section 5. Quorum. A majority of the members of the executive committee shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

      Section 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

      Section 7. Vacancies. Any vacancy in the executive committee may be filled by a resolution adopted by a majority of the full board of directors.

      Section 8. Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Subsidiary Holding Company. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

      Section 9. Procedure. The executive committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

      Section 10. Other Committees. The board of directors may by resolution establish an audit, loan, or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Subsidiary Holding Company and may prescribe the duties, constitution and procedures thereof.

                               ARTICLE V. OFFICERS

      Section l. Positions. The officers of the Subsidiary Holding Company shall be a chief executive officer, a president, one or more vice presidents, a secretary and a treasurer or comptroller, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The offices of the secretary and treasurer or comptroller may be held by the same person and a vice president may also be either the secretary or the treasurer or comptroller. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Subsidiary

Holding Company may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

      Section 2. Election and Term of Office. The officers of the Subsidiary Holding Company shall be elected annually at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the Subsidiary Holding Company to enter into an employment contract with any officer in accordance with regulations of the OTS; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

      Section 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Subsidiary Holding Company will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

      Section 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

      Section 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors or the compensation committee of the board of directors.

                ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

      Section l. Contracts. To the extent permitted by regulations of the OTS, and except as otherwise prescribed by these bylaws with respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of the Subsidiary Holding Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Subsidiary Holding Company. Such authority may be general or confined to specific instances.

      Section 2. Loans. No loans shall be contracted on behalf of the Subsidiary Holding Company and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

      Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Subsidiary Holding Company shall be signed by one or more officers, employees or agents of the Subsidiary Holding Company in such manner as shall from time to time be determined by the board of directors.

      Section 4. Deposits. All funds of the Subsidiary Holding Company not otherwise employed shall be deposited from time to time to the credit of the Subsidiary Holding Company in any duly authorized depositories as the board of directors may select.

                      ARTICLE VII. CERTIFICATES FOR SHARES
                               AND THEIR TRANSFER

      Section l. Certificates for Shares. Certificates representing shares of capital stock of the Subsidiary Holding Company shall be in such form as shall be determined by the board of directors and approved by the OTS. Such certificates shall be signed by the chief executive officer or by any other officer of the Subsidiary Holding Company authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Subsidiary Holding Company itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Subsidiary Holding Company. All certificates surrendered to the Subsidiary Holding Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and cancelled, except that in case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Subsidiary Holding Company as the board of directors may prescribe.

      Section 2. Transfer of Shares. Transfer of shares of capital stock of the Subsidiary Holding Company shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his or her legal representative, who shall furnish proper evidence of such authority, or by his or her attorney authorized by a duly executed power of attorney and filed with the Subsidiary Holding Company. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Subsidiary Holding Company shall be deemed by the Subsidiary Holding Company to be the owner for all purposes.

                            ARTICLE VIII. FISCAL YEAR

      The fiscal year of the Subsidiary Holding Company shall end on June 30th of each year. The appointment of accountants shall be subject to annual ratification by the shareholders.

                              ARTICLE IX. DIVIDENDS

      Subject to the terms of the Subsidiary Holding Company's Charter and the regulations and orders of the OTS, the board of directors may, from time to time, declare, and the Subsidiary Holding Company may pay, dividends on its outstanding shares of capital stock.

                            ARTICLE X. CORPORATE SEAL

      The board of directors shall provide a Subsidiary Holding Company seal, which shall be two concentric circles between which shall be the name of the Subsidiary Holding Company. The year of incorporation or an emblem may appear in the center.

                           ARTICLE XI. INDEMNIFICATION

      The Subsidiary Holding Company shall indemnify all officers, directors and employees of the Subsidiary Holding Company, and their heirs, executors and administrators, to the fullest extent permitted under federal law against all expenses and liabilities reasonably incurred by them in connection with or arising out of any action, suit or proceeding in which they may be involved by reason of their having been a director or officer of the Subsidiary Holding Company, whether or not they continue to be a director or officer at the time of incurring such expenses or liabilities, such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

                             ARTICLE XII. AMENDMENTS

      These bylaws may be amended in a manner consistent with regulations of the OTS and shall be effective after: (i) approval of the amendment by a majority vote of the authorized board of directors, or by a majority vote of the votes cast by the shareholders of the Subsidiary Holding Company at any legal meeting, and (ii) receipt of any applicable regulatory approval. When the Subsidiary Holding Company fails to meet its quorum requirements, solely due to vacancies on the board, then the affirmative vote of a majority of the sitting board will be required to amend the bylaws.